Exhibit 99.2

Our Company

We are an independent oil and natural gas exploration and production company with operations focused in the U.S. Gulf Coast and the Gulf of Mexico. Our business strategy includes: (i) acquiring oil and gas properties; (ii) exploiting our core assets to enhance production and ultimate recovery of reserves; and (iii) utilizing a portion of our capital program to explore the ultra-deep shelf for potential quantities of oil and gas. As of June 30, 2010, our estimated net proved reserves were 75.6 MMBOE, of which 63% was oil and 70% was proved developed. On November 19, 2010, our wholly-owned subsidiary, Energy XXI GOM, LLC, entered into a purchase and sale agreement (the “PSA”) with Exxon Mobil Corporation (“Exxon”) and several of Exxon’s subsidiaries to purchase certain shallow-water Gulf of Mexico shelf oil and natural gas interests (the “Exxon properties”) for $1.01 billion in cash, subject to adjustment as described below (the “Exxon acquisition”). As of November 30, 2010, the Exxon properties had estimated proved reserves of approximately 49.5 MMBOE, of which 61% was oil and 68% was proved developed. For more information about the Exxon acquisition, see “— Exxon Acquisition” below.

Upon the closing of the Exxon acquisition, we will have completed five major acquisitions for aggregate cash consideration of approximately $2.5 billion. In February 2006, we acquired Marlin Energy, L.L.C. (“Marlin”) for total cash consideration of approximately $448.4 million. In June 2006, we acquired Louisiana Gulf Coast producing properties from affiliates of Castex Energy, Inc. (“Castex”) for approximately $311.2 million in cash (the “Castex Acquisition”). In June 2007, we purchased certain Gulf of Mexico shelf properties (the “Pogo Properties”) from Pogo Producing Company (the “Pogo Acquisition”) for approximately $415.1 million. In November 2009, we acquired certain Gulf of Mexico shelf oil and natural gas interests from MitEnergy Upstream LLC (“MitEnergy”), a subsidiary of Mitsui & Co., Ltd. for total cash consideration of $276.2 million (the “Mit Acquisition”).

Our existing core properties are comprised of the following:

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Main Pass 61 Field.  We have a 100% working interest in and operate the Main Pass 60, 61, 62 and 63 blocks, which had net production for the quarter ended September 30, 2010 of 7.0 MBOED and accounted for 27% of our net production. Net proved reserves for the field, which is our largest by proved reserves, were 89% oil at June 30, 2010.

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South Timbalier 21 Field.  We have a 100% working interest in this field, which had net production of approximately 3.5 MBOED during the quarter ended September 30, 2010, and accounted for approximately 14% of our net production. Net proved reserves for the field, which is our second largest by proved reserves, were 76% oil at June 30, 2010.

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Viosca Knoll 1003 Field.  We have a 33.3% working interest in the Viosca Knoll 1003 field. First production began in October 2009 and the field’s average net production for the quarter ended September 30, 2010 was 2.5 MBOED. Net proved reserves for the field were 51% oil at June 30, 2010.

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South Pass 49 Field.  We have a 100% working interest in and operate the South Pass 49 field unit, which was shut-in from August 2008, when Hurricane Gustav damaged both the oil and gas sales pipelines, until production was restored in February 2010. Net field production for the quarter ended September 30, 2010 was 2.5 MBOED. Net proved reserves for the field were 51% oil at June 30, 2010.

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Main Pass 73/74 Field.  We have a 100% working interest in and operate the Main Pass 73 field, which is in close proximity to the Main Pass 61 field. This field consists of Outer Continental Shelf (“OCS”) blocks Main Pass 72, 73 and 74. Average net production from this field for the quarter ended September 30, 2010 was approximately 2.8 MBOED. Net proved reserves for the field were 67% oil at June 30, 2010.

The core properties we expect to acquire in the Exxon acquisition are comprised of the following:

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South Timbalier 54 Field.  We will purchase a 100% working interest in the South Timbalier 54 field, which had net production for the quarter ended September 30, 2010 of 5.2 MBOED. Net proved reserves for the field were estimated to be 59% oil at November 30, 2010.

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West Delta 30.  We will purchase approximately 75% working interest in the West Delta 30 field, which had net production for the quarter ended September 30, 2010 of 3.8 MBOED. Net proved reserves for the field were estimated to be 64% oil at November 30, 2010.

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West Delta 73.  We will purchase a 100% working interest in the West Delta 73 field, which had net production for the quarter ended September 30, 2010 of 2.5 MBOED. Net proved reserves for the field were estimated to be 71% oil at November 30, 2010.

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Grand Isle 43.  We will purchase a 100% working interest in the West Delta Blocks 72 and 93 of Grand Isle 43 field, which had net production for the quarter ended September 30, 2010 of 2.5 MBOED. Net proved reserves for the field were estimated to be 34% oil at November 30, 2010.

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Grand Isle 16/18.  We will purchase a 100% working interest in the Grand Isle 16/18 field, which had net production for the quarter ended September 30, 2010 of 1.5 MBOED. Net proved reserves for the field were estimated to be 70% oil at November 30, 2010.

Our average daily production for the year ended June 30, 2010 was approximately 21.8 MBOE per day, of which approximately 67.4% was oil, while for the quarter ended September 30, 2010 production was 25.9 MBOE per day, of which approximately 69% was oil. On a pro forma basis, including production from the Exxon properties, our average daily production for the quarter ended September 30, 2010 would have been 44.7 MBOED.

After giving effect to the Exxon acquisition, we will operate or have an interest in 447 producing wells in 60 producing fields. Our existing properties and the Exxon properties are primarily located on the Louisiana Gulf Coast and in the Gulf of Mexico, with approximately 90% of our pro forma proved reserves being offshore. This concentration facilitates our ability to manage the operated fields efficiently and our high number of wellbore locations provides diversification of our production and reserves. As of June 30, 2010, approximately 80% of our proved reserves were on properties we operate. Upon completion of the Exxon acquisition, we expect to operate properties containing approximately 86% of our proved reserves.

We intend to grow our reserve base through our drilling program and further strategic acquisitions of oil and natural gas properties. We have a seismic database covering approximately 3,900 square miles, primarily focused on our existing operations, and we expect to acquire reprocessed seismic data and field studies covering substantially all of the Exxon properties. We have identified approximately 100 drilling opportunities on our existing fields and are currently drilling three wells in our ultra-deep shelf program that could materially increase our reserve base should they prove successful. We believe the Exxon properties will lend themselves well to our exploitation strategy to increase production from mature legacy fields and will provide us with substantial incremental exploration opportunities within our core geographic area. Our board of directors has approved an initial fiscal 2011 capital budget, excluding any potential acquisitions, but including abandonment costs, of approximately $250 million. Following the Exxon acquisition, we intend to increase our capital budget to reflect the Exxon properties, and anticipate spending $325 million to $375 million in capital expenditures on all of our properties in the first twelve months of operations following the Exxon acquisition. We anticipate funding these expenditures with cash flow generated from operations.

We actively manage price risk and hedge a high percentage of our proved developed producing reserves to enhance revenue certainty and predictability. In connection with our acquisitions, we entered into hedging arrangements to minimize commodity downside exposure. In connection with the Exxon acquisition, we have purchased swaps and put spreads covering a portion of the current production from the Exxon properties, and we expect to enter into additional hedging transactions once we complete the Exxon acquisition. See “— Exxon Acquisition.” We believe our disciplined risk management strategy provides substantial price protection, as our cash flow on the hedged portion is driven by production results rather than commodity prices. This greater price certainty allows us to efficiently allocate our capital resources.